EX-23.1
                         CONSENT OF SMITH & COMPANY

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. (formerly known as Point Group Holdings, Incorporated) on Form S-8 of our report dated March 28, 2005, appearing in the Annual Report on Form 10-KSBof GameZnFlix, Inc. for the fiscal year ended December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
January 12, 2006